UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2019

HOUGHTON MIFFLIN HARCOURT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36166	27-1566372
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

125 High Street Boston, MA		02110
(Address of principal executive offices)		(Zip Code)

(617) 351-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HMHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 28, 2019, Houghton Mifflin Harcourt Company (the “Company”), as a guarantor, and its wholly-owned subsidiaries, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC and Houghton Mifflin Harcourt Publishing Company, as borrowers (the “Borrowers”), and certain other wholly-owned subsidiaries of the Company as subsidiary guarantors (the “Subsidiary Guarantors”, and together with the Company and the Borrowers, the “Loan Parties”), entered into a First Amendment to Credit Agreement, First Amendment to Guarantee and Collateral Agreement and Consent to Release of Mortgages with the lenders party thereto (the “Lenders”) and Citibank, N.A., as administrative agent and collateral agent, which became effective as of July 1, 2019 (the “Amendment”). The Amendment amends the Loan Parties’ existing Amended and Restated Revolving Credit Agreement, dated as of July 22, 2015, as amended (the “Credit Agreement”), and existing Amended and Restated Revolving Facility Guarantee and Collateral Agreement, dated as of July 22, 2015, as amended. Among other things, the Amendment:

•

extends the maturity date of the Borrowers’ revolving credit facility under the Credit Agreement to the earlier of (i) July 22, 2021 and (ii) if the indebtedness incurred under the Loan Parties’ amended and restated term loan facility, dated as of May 29, 2015, is not refinanced on or prior to the date that is 91 days prior to the stated maturity date for such indebtedness, such 91st day; and

•	releases mortgages on real property owned by the Loan Parties entered into in connection with the Credit Agreement.

In connection with the execution of the Amendment, the Company paid customary fees and expenses to Citibank, N.A. and the Lenders.

The foregoing description of the Amendment does not purport to be complete is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, First Amendment to Guarantee and Collateral Agreement and Consent to Release of Mortgages, dated as of June 28, 2019 and effective as of July 1, 2019, by and among Houghton Mifflin Harcourt Company, Houghton Mifflin Harcourt Publishers Inc., HMH Publishers LLC, Houghton Mifflin Harcourt Publishing Company, certain other subsidiaries of Houghton Mifflin Harcourt Company, as subsidiary guarantors, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2019	HOUGHTON MIFFLIN HARCOURT COMPANY

	By:	/s/ William F. Bayers
	Name:	William F. Bayers
	Title:	Executive Vice President, Secretary and General Counsel